Exhibit 99.1

                                                                                  FOR IMMEDIATE RELEASE

Brookdale Announces Changes to Its Executive Leadership Team
Labeed Diab Named as COO and Lucinda Baier Named as CFO
Mary Sue Patchett Promoted to EVP – Community and Field Operations
Nashville, Tenn., November 2, 2015 – Brookdale Senior Living Inc. (NYSE: BKD) announced today that Labeed Diab will join the Company as its Chief Operating Officer, and Lucinda (Cindy) Baier will join the Company as its Chief Financial Officer, concluding the executive search process previously announced by the Company.  Both Mr. Diab and Ms. Baier will report to Andy Smith, the Company's Chief Executive Officer.  Mr. Diab will have responsibility for all aspects of operations, including community and field operations, marketing and sales.  Ms. Baier will have responsibility for the Company's accounting, finance, tax, financial reporting and treasury functions.  Mr. Diab is expected to start on November 16, 2015, and Ms. Baier is expected to start on December 1, 2015.
In addition, the Company announced that Mary Sue Patchett has been promoted to Executive Vice President – Community and Field Operations, reporting to Mr. Diab.  Ms. Patchett has served as President of the Company's Southeast Division since 2013.  The Company's other senior housing division presidents will report to Ms. Patchett and she will join Mr. Diab and Ms. Baier as new members of the Company's senior management executive committee.
As previously announced, Mark Ohlendorf, the Company's President and Chief Financial Officer, will step down as Chief Financial Officer upon Ms. Baier's joining the Company and will continue to serve in his role as President.  In the near term, Mr. Ohlendorf will assist in the transition of his operating duties to Mr. Diab and his CFO duties to Ms. Baier.  In his role as President, Mr. Ohlendorf will be responsible for revenue cycle management, strategy and innovation, owner relations, corporate development and acquisitions, and public policy and government affairs.
Mr. Diab brings significant retail and health & wellness operational leadership experience to the Company.  Most recently, he served as President of Health and Wellness of Walmart's US division.  He was responsible for the organization's full-service health and wellness offerings, including vision centers and primary care clinics, comprising approximately 5,000 nationwide locations with more than 85,000 associates.  Mr. Diab was previously President of the Midwest division for Walmart US, managing retail stores and overseeing approximately 100,000 associates.
Ms. Baier has more than fifteen years of executive leadership experience in accounting, taxation, finance and treasury functions, having most recently served as Executive Vice President and Chief Financial Officer of Navigant Consulting, Inc.  In addition, she previously served as Chief Financial Officer of Central Parking System, Inc., Movie Gallery, Inc., and World Kitchen, LLC.
Ms. Patchett has over 30 years of senior care and housing experience serving in leadership roles, most recently as a Division President since February 2013.  Prior to that, she was a Divisional Vice President since joining Brookdale in September 2011 with the Company's acquisition of Horizon Bay.

At Horizon Bay, Ms. Patchett had served as Chief Operating Officer and as Senior Vice President of Operations.
"I am excited to welcome Labeed and Cindy, who bring decades of executive experience in large organizations with complex multi-site businesses, to help lead our organization," said Mr. Smith.  "Labeed's mix of retail and health and wellness operational leadership experience is uniquely suited for Brookdale, and we will rely on his expertise to create stockholder value through improvements to our operational effectiveness," continued Mr. Smith.  "Cindy brings to Brookdale extensive financial and strategic experience in a diverse set of industries.  We will count on her leadership as we work to leverage our opportunities to create value and achieve long-term growth.  Cindy's arrival in the Chief Financial Officer role will also allow Mark to focus on his role as President in areas critical to our business, including the Company's innovation initiatives.  Finally, Mary Sue has accumulated tremendous operations experience in her more than three decades of leadership in our industry, and she will be key to blending Labeed's outside perspective with our business and culture," continued Mr. Smith.
Labeed Diab
Labeed Diab has served in operational leadership roles for the Walmart US division of Wal-Mart Stores, Inc. since 2009, most recently serving as its President of Health and Wellness, and prior to that serving as its President of Midwest Division and its Vice President and General Manager.  He previously served as Regional Vice President of Aramark's Health Care Division and as Regional Vice President for Rite Aid Corporation.  Mr. Diab began his career as a Pharmacy Manager with American Stores Company and later served in regional roles for CVS Caremark.  Mr. Diab holds a Bachelor of Science degree in Pharmacy from Southwestern Oklahoma State University and is a Registered Pharmacist. Mr. Diab also completed an advanced management program from Duke University, Fuqua School of Business.
Lucinda Baier
Lucinda Baier has more than fifteen years of executive leadership experience in accounting, taxation, finance and treasury functions, most recently serving as Executive Vice President and Chief Financial Officer of Navigant Consulting, Inc., a specialized global expert services firm, since March 2013.  Prior to that, she was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Central Parking System, Inc., a leading firm in parking management and marketing, having previously served as its Senior Vice President and Chief Financial Officer.  Ms. Baier also previously served as Executive Vice President and Chief Financial Officer of Movie Gallery, Inc. and as Chief Financial Officer of World Kitchen, LLC.  In addition, Ms. Baier serves as a member of the Board of Directors and Audit Committee of The Bon-Ton Stores, Inc., one of the largest regional department store operators in the United States.  Ms. Baier is a graduate of Illinois State University, with Bachelor and Master of Science degrees in Accounting, and is a Certified Public Accountant.
Mary Sue Patchett
Mary Sue Patchett has over 30 years of senior care and housing experience serving in leadership roles, most recently serving as the Company's Southeast Division President and prior to that as Divisional Vice President since joining the Company in September 2011 in connection with the Company's acquisition of Horizon Bay. Previously, Ms. Patchett served as Chief Operating Officer of Horizon Bay and as its Senior Vice President of Operations. Ms. Patchett has served on numerous industry boards and is serving on the board of Florida Assisted Living Federation of America as its past chair.  She holds a Bachelor of Business Administration degree from George Mason University.
About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States. We are committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently we operate independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,135 communities in 47 states and the ability to serve approximately 110,000 residents. Through our ancillary services program, we also offer a range of outpatient therapy, home health, personalized living and hospice services.

Safe Harbor

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to the Company's operational initiatives and effectiveness, innovation strategies, long-term growth and the creation of value.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "will," "expect," "intend," "believe," "continue," or other similar words or expressions.  These forward-looking statements are based on certain assumptions and expectations, and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; risks associated with regulatory oversight and approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity;

departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the integration of Emeritus and the transactions with HCP, Inc., including in respect of unanticipated difficulties and/or expenditures relating to such transactions; the impact of such transactions on the Company's relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining, cost savings and synergies from such transactions; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release. We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Investors: Ross Roadman SVP, Investor Relations 615-564-8104; rroadman@brookdale.com	Media: Julie Davis VP, Executive Communications 615-564-8225; jkdavis@brookdale.com